Exhibit 99.1

November 17, 2005

Via Hand Delivery

David J. Deno
3205 Mockingbird Lane
Louisville, KY 40207

Re:	Separation Agreement and Release of Claims

Dear David:

This letter agreement (the “Letter Agreement”), effective as of October 13, 2005 (the “Effective Date”), confirms the arrangements relating to your separation for personal family reasons from YUM! Brands, Inc. and its subsidiaries and affiliates (hereinafter referred to collectively as the “Company”). If you decide to accept the separation arrangements described herein by signing this Letter Agreement, you will be entitled to receive no further payments or benefits from the Company, except as specifically set forth in this Letter Agreement.

Status

Your status as a Company employee, including your status as the Chief Operating Officer of YUM! Brands, Inc., shall be as described in this section. On October 17, 2005 (your “Resignation Date”), you submitted a written letter of resignation indicating that you voluntarily resign from the Company effective as of the close of business on Thursday, February 16, 2006 (your “Leave Commencement Date”). The period of time from your Resignation Date through your Leave Commencement Date is referred to as the “Transition Period” in this Letter Agreement. During the Transition Period, you shall continue to be an employee of the Company and the Chief Operating Officer of YUM! Brands, Inc. Your duties during the Transition Period shall be only those duties assigned by either Mr. David C. Novak or Ms. Anne Byerlein. You agree that during the Transition Period, you will devote your best efforts to and for the benefit of the Company in completing those assignments and performing those duties that either Mr. Novak or Ms. Byerlein assigns you.

Beginning on your Leave Commencement Date and continuing through January 1, 2007 (your “Termination Date”), you will be placed on a paid leave of absence during which you will remain available for special projects assigned to you by Mr. Novak or Ms. Byerlein and to respond to reasonable requests for assistance related to matters arising from or related to your employment. The period of time from your Leave Commencement Date through your Termination Date is referred to as the “Paid Leave of Absence Period” in this Letter Agreement. Effective on the Leave Commencement Date, you shall no longer be the Chief Operating Officer of YUM! Brands, Inc. and you no longer (a) will have any duties to perform for the Company, except as otherwise provided in this Letter Agreement; (b) shall represent to third parties that you are authorized to act on the Company’s behalf; (c) will have the authority to act on the Company’s behalf (and thus you will be without authority to bind or create liability on behalf of the Company); and (d) will have the authority to incur any expenses or obligations on behalf of the Company.

Salary and Separation Pay

During the Transition Period, you will continue to receive a base salary at your current bi-weekly rate of pay of $20,576.92 ($535,000 annually) less applicable federal and state taxes and payroll deductions. If you sign and do not later revoke the Waiver and Release of All Claims and Covenant Not to Sue attached to this Letter Agreement as Attachment II (“Release II”) and subject to the offset provisions set forth in the section entitled Mitigation and Offset, the Company shall continue to pay you your base salary during your Paid Leave of Absence Period. The payments that the Company has agreed to provide you shall be made in installments in accordance with the Company’s regular payroll payment schedule. As of the Effective Date, you will no longer be entitled to any other payments for salary, except as set forth in this Letter Agreement.

Bonus

Your bonus for 2005 will be no greater than $385,000. Your entitlement to this bonus and the actual amount of such bonus shall be in the sole discretion of Mr. David C. Novak and the Compensation Committee of the Board of Directors of YUM! Brands, Inc. (the “Compensation Committee”). Such bonus shall be paid on or around July 1, 2006, and in the manner as Mr. Novak and the Compensation Committee shall establish. If Mr. Novak or Ms. Byerlein consent to your employment with another company prior to July 1, 2006, this bonus will be paid to you as soon as practicable following such consent. You will not receive a 2006 bonus.

Benefits and Benefits Continuation

Vacation. You will receive a lump sum payment for any earned and accrued vacation which you have not used as of your Leave Commencement Date. You shall not accrue any vacation during your Paid Leave of Absence Period.

Personal Benefits (Health, etc.). In consideration for your signing and not later revoking Release II, you and your dependents will continue to be covered under the Company’s benefits coverages during the Paid Leave of Absence Period (e.g., medical insurance, dental insurance, and vision/hearing insurance except, however, as of your Leave Commencement Date, you will no longer be eligible to receive accident insurance, group life insurance, dependent life insurance, disability insurance and group legal services; to the extent allowed under the policy, you may exercise your right to convert life insurance coverage to an individual policy); provided, however, if you become reemployed with another employer and are eligible to receive medical, and other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plans. As of January 1, 2007, certain benefits will be available to you at group rates pursuant to COBRA. Please contact the Company’s Benefits Department at (888) 372-5313 for details of this and any other rights you may have under the Company’s benefit plans or programs.

Retirement Plan. You will continue to participate in the YUM! Brands Retirement Plan and the Company’s Pension Equalization Plan through your Termination Date. At that time, you will receive a letter which outlines your accrued pension benefits and the options available to you with respect to that benefit. If you have any questions or would like additional information, please contact Dave Morrison at (502) 874-6033.

YUM! Brands 401(k) Plan. If you are currently enrolled in the YUM! Brands 401(k) Plan, you may continue to participate in that plan through your Leave Commencement Date. Thereafter, you may continue to participate in this plan in accordance with its terms, however, you will not be entitled to make any additional contributions. After the Leave Commencement Date, you may take a lump sum or installment distribution of your plan account balance. You will receive more information regarding your options under the 401(k) plan as your Leave Commencement Date approaches. In the meantime, if you have any questions, please contact Mark Rausch at (502) 874-6296.

Executive Income Deferral Program. Any amounts you have deferred under the Executive Income Deferral Program will be paid to you as of your Termination Date in accordance with the terms of your elections under this program. You will not be able to defer any additional amounts under this program after your Leave Commencement Date. The elections you made for distribution are irrevocable.

 Long Term Incentive Plans. Under the YUM! Brands Long Term Incentive Plan, you shall continue to vest in your YUM! Stock Options through the Leave Commencement Date, provided (1) you comply with the requirements in the section entitled Mitigation and Offset below, (2) you perform the tasks assigned to you which will include work that encompasses at least ten (10) hour per week during the Transition Period, (3) you execute and not later revoke the Waiver and Release of All Claims and Covenant Not to Sue attached to this Letter Agreement as Attachment I (“Release I”), and (4) you otherwise comply with your duties and responsibilities to the Company as required under this Letter Agreement. You agree that you will exercise your vested options and sell the underlying shares pursuant to a 10b5-1 plan that you executed in October 2005 which required you to exercise your vested options ratably each month through February 16, 2006. In the event that your 10b5-1 plan is suspended in accordance with the terms of the plan, the Company will extend your Leave Commencement Date until the reason for the suspension of the plan is lifted so that you may exercise any unexercised vested stock options; provided, of course, that you remain actively employed with the Company through the extended Leave Commencement Date. As of your Leave Commencement Date, you shall forfeit all unvested and/or unexercised options.

Company Car and Perquisites. Except as otherwise specified in this Letter Agreement and provided you execute and not later revoke the Release II, you may continue to participate in the Company’s Executive Car Program (the cash option) and other Company perquisites that the Company provides its senior executives through December 31, 2006.

Secretarial Support Services. As of the Leave Commencement Date and as consideration for your signing and not later revoking Release I, you will be provided secretarial support until your Termination Date, which will be limited to document preparation and phone answering services. The type, scope, provider and extent of these services will be in the Company’s sole discretion. Such services can be coordinated through Anne Byerlein.

Mitigation and Offset

You shall not be required to seek other employment at any time, whether before or after the Termination Date. However, if you accept any other employment outside of academia on or before July 1, 2006, without the prior written consent of Mr. Novak or Ms. Byerlein, the following provisions apply:

a)	You shall cease vesting in your YUM! Stock Options, to the extent that such options are unvested as of the date you accept such other employment, and you shall not be permitted to exercise any vested option that you have not exercised prior to the date you accept such other employment. You acknowledge and agree that to the extent that this subsection (a) conflicts with any provision in any grant agreement to which you are a party or any provision in any applicable plan document, the rights and responsibilities in this subsection (a) shall govern and prevail.

b)	You shall not be eligible to receive the 2005 bonus.

c)	The Company shall cease paying you your base salary.

d)
The Company shall cease providing you the benefit coverages enumerated in the subsection entitled Personal Benefits (Health, etc.), except where federal law entitles you to continued coverage thereunder.

e)	You shall cease being eligible to participate in the Company’s Executive Car Program and other Company perquisites.

f)	The Company shall cease providing you secretarial support services.

References

As soon as practicable after the Effective Date, the Company shall provide you a written recommendation in the form written and provided by the Company. The Company shall respond to any verbal reference inquiry consistent with such written recommendation.

Return of Company Property

Any credit cards issued to you by the Company will be discontinued as of the Leave Commencement Date. You agree that by the Leave Commencement Date, you will return to the Company all Company information and related documents, reports, files (including all data stored in computer memory and/or other storage media), memoranda and records. You further certify that you will return to the Company all portable computers and related equipment; card-key passes; door and file keys; computer access codes; software and all other physical property that you received, prepared or helped prepare in connection with your employment by the Company. You also agree that you will not retain any copies, duplicates, reproductions or excerpts of the above items.

Confidentiality

In the course of your employment with the Company, you have received information which is proprietary and confidential. Proprietary and confidential information consists of the Company’s unique plans and strategies, including, but not limited to, those relating to advertising and marketing, promotions, new products, operations, procurement, franchising, new decors, new buildings, unit divestiture, cost saving, new technology, recruiting and staffing, and financing. Thus, while you may engage in similar activities for other companies, including competitors of the Company (except as otherwise restricted pursuant to the section entitled Restrictions on Competition below), and may make use of general knowledge you have acquired in running a similar business, you must be careful not to use the Company’s specific plans or unique learnings. For this purpose, proprietary and confidential information does not include information which is or becomes already known to the persons to whom you would discuss it through no fault of your own. You agree that you will hold and maintain all such information in confidence, and you will not use in any manner whatsoever (other than within the scope of your employment with the Company) or disclose any of such information to any third party except (a) with the prior written consent of the Company, or (b) as legally required after notice by you to the Company of such legally required disclosure.

Nonsolicitation

You agree that as of the Effective Date and continuing through December 31, 2007, you will neither directly nor indirectly:

(i)	solicit any employees from the Company to cease remaining employed with the Company, except with the prior consent of the Company; or

(ii)	commit any act which diverts customers, franchisees, or suppliers from any of the Company’s businesses or which disrupts or impairs the Company’s relations with customers, franchisees or suppliers.

You agree that the promises you have made in this section are reasonable with respect to their duration and description and with respect to the consideration received.

Nondisparagement

You agree that you will not make any written or oral remarks which criticize, disparage or injure the reputation of the Company, its management, its employees or its practices.

Restrictions On Competition

You agree that in view of your current position with YUM! Brands, Inc. (Chief Operating Officer) and your prior positions with and service to the Company and in exchange for the consideration set forth in this Letter Agreement, beginning on the Effective Date and continuing through December 31, 2007, you shall not, on behalf of yourself or any other person, company, employer, or entity, obtain executive level employment with, consult for, represent, or enter into any relationship with McDonald’s Corporation, Wendy’s Corporation, Burger King Corporation, Papa John's Pizza, Domino's Pizza, Little Caesar's Pizza, Boston Chicken, Boston Market, Chick-Fil-A, Church’s Chicken, Popeye’s Chicken, El Pollo Loco, Del Taco, Taco Bueno, Taco Time, Carl’s Jr., Hardee’s, Jack-in-the-Box, Captain D’s, Sonic Corporation, or any other regional or national quick service restaurant organization that (1) is headquartered in the United States, (2) has more than 10 restaurant units, and (3) operates a Mexican food, chicken, pizza or fish concept. Further, you agree that the restrictions contained herein are reasonable with respect to their duration and scope and necessary for the protection of the Company’s legitimate interests, including its Company assets, confidential information and trade secrets, its client, customer and vendor relationships, and the stability of its work force.

Irreparable Harm

You acknowledge that a breach by you of the terms of the sections entitled Confidentiality, Nonsolicitation, Nondisparagement, and/or Restrictions On Competition above, would result in material and irreparable injury to the Company and that it would be difficult or impossible to establish the full monetary value of such damage. If you breach the above-mentioned Restrictions on Competition section, in addition to any other common law or equitable remedies available as liquidated damages, you shall pay the Company (a) one hundred percent (100%) of the YUM! Stock Option gains you realize from your Resignation Date until the date of your breach if you breach such section on or before your Leave Commencement Date; and (b) seventy-five percent (75%) of the YUM! Stock Option gains you realize from your Resignation Date until the date of your breach if you breach such provision after your Leave Commencement Date. In addition to the liquidated damages set forth in the preceding sentence, the Company shall be entitled to injunctive relief in the event of any such breach. Furthermore, you agree that should the Company have to enforce the sections entitled Confidentiality, Nonsolicitation, Nondisparagement, and/or Restrictions on Competition or the terms of the previous section, you will pay the attorneys’ fees and costs and expenses of litigation incurred by the Company to successfully enforce any of those sections. The undertakings contained in this section shall survive the termination of other arrangements set forth in this Letter Agreement.

Availability

You agree that you will make yourself reasonably available for interview, deposition, and will agree to appear as a witness at trial or, at the election of the Company, provide a sworn statement for any matters in which the Company is a party and for which you may have any knowledge of any relevant facts. The Company agrees to reimburse you for any out-of-pocket expense you incur as a result of such assistance, including, but not limited to, costs of travel. Nothing in this Letter Agreement shall be construed in any way to limit or otherwise influence the scope or nature of your testimony in any such proceeding or to discourage you in any way from providing testimony which is honest and sincere criticism of any of the Company's policies or practices. You agree not to withhold from the Company any information, whether damaging or favorable, relevant to any such matters.

Death

In the event you die before your Leave Commencement Date, your designated beneficiaries and/or estate, as appropriate, will be entitled to receive all benefits and compensation under the plans and programs outlined herein in which you participate at such time in accordance with the terms and conditions of each such plan or program and this Letter Agreement.

Releases I and II

You agree that as a condition to your receiving the continued option vesting and secretarial services provided under this Letter Agreement, you will sign, date and return to Anne Byerlein (and not later revoke) Release I no later than twenty-one (21) days after your receipt of this letter.

You agree that as a condition to your receiving the separation pay, continued benefits, continued perquisites and other valuable rights and benefits that the Company agrees to provide you following your Leave Commencement Date, you will sign, date and return to Anne Byerlein (and not later revoke) Release II no sooner than your Leave Commencement Date but not later than three (3) days after your Leave Commencement Date.

You agree and understand that payment of the applicable benefits required under this Letter Agreement will not begin (a) if you have materially breached any term of this Letter Agreement, and (b) until at least eight (8) days after we receive from you the executed Release I or Release II, as the case may be. In the event that you materially breach any term of either this Letter Agreement or the attached Releases at any time, your rights to such payment under this Letter Agreement shall forever cease.

Rights to Consult with Attorney; Offer Period; Revocation

Because the arrangements discussed in this Letter Agreement and Releases affect important rights and obligations, we advise you to consult with an attorney of your choice at your own expense before you sign this Letter Agreement and the Releases. If you choose to sign this Letter Agreement, you will be entitled to receive no further payments or benefits from the Company, except as specifically set forth in this Letter Agreement. If you do not wish to accept the offers contained in this Letter Agreement, you do not have to do anything.

To give you time to consider these arrangements, we will hold this offer open for twenty-one (21) days. If I do not receive from you a signed and dated copy of this Letter Agreement, this Letter Agreement shall be cancelled and void, and neither you nor the Company shall have any rights or obligations under it.

For a period of up to and including seven (7) days after the date you sign the attached Releases, you may revoke them entirely. If you decide to revoke either or both Releases, you must deliver to the undersigned a signed notice of revocation on or before the end of this seven-day (7) period. The Company shall not provide you the pay, benefits and other rights that the Company agrees to provide you after before the end of the applicable seven-day (7) revocation period. Upon delivery to the undersigned of a timely notice of revocation, this Letter Agreement shall be cancelled and void, and neither you nor the Company shall have any rights or obligations under it.

Miscellaneous

This Letter Agreement contains all of the understandings and representations between the Company and you pertaining to your separation from the Company and supersedes all previous undertakings and agreements, whether oral or in writing, between the Company and you on the same subject. In particular, you understand and agree that upon executing this letter agreement you will no longer be entitled to any payment on account of a “change in control” of the Company under the severance agreement between you and the Company and approved by the Company’s Board of Directors. No provision of this Letter Agreement may be changed or waived unless such change or waiver is agreed to in writing, signed by you and a duly authorized employee of the Company. Except as otherwise specifically provided in this Letter Agreement, no waiver by either the Company or you of any breach by the other of any condition or provision shall be deemed a waiver of a similar or dissimilar provision or condition at the same time or any prior or subsequent time.

Anything to the contrary herein notwithstanding, the Company shall, and is hereby authorized to, withhold or deduct from any amounts payable by the Company to you, your beneficiary or your legal representative under this Letter Agreement, any federal, state or municipal taxes, social security contributions or other amounts required to be withheld by law, and to remit such amounts to the proper authorities. The Company is also hereby authorized to withhold or deduct appropriate amounts with respect to any benefit plans or programs or other elections made by you. If any taxing body determines that amounts should have been withheld from the payments provided for by this Letter Agreement, you acknowledge and assume all responsibility for the payment of all such taxes and agree to indemnify and hold the Company harmless for the payment of any such taxes, the failure to withhold, and any interest or penalties. You agree to indemnify the Company at all times after the Effective Date for any liabilities arising out of or related to this agreement.

No rights or obligations under this Letter Agreement can be assigned or transferred by you, except as they may be transferred by will or by operation of law. This Letter Agreement shall be binding upon and shall be for the benefit of the Company, its successors and assigns and you and, in the event of your death, your estate or other legal representative.

In the event that any portion of this Letter Agreement shall be determined to be invalid or unenforceable for any reason, the remaining portions of the Letter Agreement will be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law, except that if any portion of either Release is declared invalid or unenforceable for any reason, then, at the Company’s option, the whole agreement may be declared null and void and you shall immediately return all benefits provided to you under this Letter Agreement.

This Letter Agreement shall be deemed a contract made under, and for all purposes to be governed by and construed in accordance with, the laws of the Commonwealth of Kentucky, without reference to any conflicts of laws provisions. The captions are utilized for convenience only, and do not operate to explain or limit the provisions of this Letter Agreement.

Except where the Company elects, in its sole discretion, to enforce any provision of this Letter Agreement with respect to the Restrictions on Competition or either Release in state or federal court, the parties agree promptly, and in any event within 90 days, to resolve any dispute arising out of this Letter Agreement, through binding confidential arbitration conducted in Louisville, Kentucky, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the “AAA”), one neutral arbitrator shall be chosen in accordance with AAA rules to arbitrate any such dispute. The parties irrevocably consent to such jurisdiction for purposes of the arbitration, and judgment may be entered thereon in any state or federal court in the same manner as if the parties were residents of the state or federal district in which the judgment is sought to be entered. The arbitrator shall charge the reasonable attorneys’ fees, expenses and costs of the substantially prevailing party to the other party, but in an amount not to exceed one-half of the value of the award.

The language of all parts of this Letter Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either party. The provisions of this Letter Agreement shall survive any termination of this Letter Agreement when necessary to effect the intent and terms of this Letter Agreement expressed herein. Nothing in this Letter Agreement shall be construed as an admission by you or the Company of any wrongdoing by you, the Company or any employee of the Company.

By signing below you acknowledge and agree that you have had the opportunity to review this Letter Agreement and the attached Releases and to consult with an attorney about their terms, that you fully understand all documents, that you are not coerced into signing them, and that you signed them (or will sign them) knowingly and voluntarily. You also acknowledge that you have not received any promise or inducement to sign this Letter Agreement or either Release that is not expressly set forth herein. Please indicate your understanding and acceptance of this Letter Agreement by signing below.

Very truly yours,

By: _________________________

  Anne Byerlein

I agree to and accept the terms and provisions of the foregoing Letter Agreement.

__________________________
David J. Deno

Date:______________________

ATTACHMENT I

WAIVER AND RELEASE OF ALL CLAIMS AND COVENANT NOT TO SUE

1.	RELEASE.

In consideration for my election to receive the continued option vesting and secretarial services that YUM! BRANDS, INC. (the “Company”) agreed to provide me as of my Resignation Date and as described in the Letter Agreement of November 17, 2005 (the “Letter Agreement”), I, David J. Deno, on behalf of myself and my heirs, executors, administrators, attorneys and assigns, hereby waive, release and forever discharge the Company together with its subsidiaries, divisions and affiliates, whether direct or indirect, its and their joint ventures and joint venturers (including their respective directors, officers, employees, shareholders, partners and agents, past, present, and future), and each of its and their respective successors and assigns (hereinafter collectively referred to as “Releasees”), from any and all known or unknown actions, causes of action, claims or liabilities of any kind which have or could be asserted against the Releasees arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees and/or any other occurrence up to and including the date of this Release, including but not limited to:

(a)
claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended (the “ADEA”), including the Older Workers Benefit Protection Act, as amended (the “OWBPA”), the Rehabilitation Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, and/or any other federal, state, municipal, or local employment discrimination statutes or ordinances (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, color, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status); and/or

(b)
claims, actions, causes of action or liabilities arising under any other federal, state, municipal, or local statute, law, ordinance or regulation (including, but not limited to, the Employee Retirement Income Security Act, as amended, the Sarbanes-Oxley Act of 2002, and the WARN Act); and/or

(c)
any claims that the Company is in any way obligated for any reason to pay me damages, expenses, litigation costs (including attorneys’ fees), wages, bonuses, severance pay, stock options, long or short term incentive pay, vacation pay, separation pay, termination pay, any type of payments or benefits based on my separation from employment, incentive pay, commissions, disability benefits or sick pay, life insurance, or any other employee benefits of any kind, compensatory damages, punitive damages, and/or interest; and/or

(d)
any other claim whatsoever including, but not limited to, claims based upon breach of contract, wrongful termination, retaliatory discharge, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever arising out of or relating to my employment with and/or separation from employment with the Company and/or any of the other Releasees.

Excluded from this Release and Covenant Not to Sue is any claim or right which cannot be waived by law, including all claims arising after the date of this Release and Covenant Not to Sue.

2.	COVENANT NOT TO SUE.

I also agree never to sue any of the Releasees or become party to a lawsuit on the basis of any claim arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees. Although I am releasing claims that I may have under the OWBPA and ADEA, I understand that I may challenge this covenant not to sue under the ADEA. I also understand that I have the right to file a discrimination charge with a governmental agency, subject to the waiver of my right to any monetary recovery in connection with such a charge as provided in section 4, WAIVER OF RECOVERY.

3.	BREACH OF COVENANT NOT TO SUE.

I further acknowledge and agree that if I breach the provisions of paragraph (2) above, then (a) the Company shall be entitled to apply for and receive an injunction to restrain any violation of paragraph (2) above, (b) the Company shall not be obligated to continue payment of the Letter Agreement benefits to me, (c) I shall be obligated to pay to the Company its costs and expenses in enforcing this Release and Covenant Not to Sue and defending against such lawsuit (including court costs, expenses and reasonable legal fees), and (d) as an alternative to (c), at the Company’s option, I shall be obligated upon demand to repay to the Company all but $100 of the Letter Agreement benefits paid to me. I further agree that the foregoing covenants in this paragraph (3) shall not affect the validity of this Release and Covenant Not to Sue and shall not be deemed to be a penalty nor a forfeiture.

4.	WAIVER OF RECOVERY.

To the extent permitted by law, I further waive my right to any monetary recovery should any federal, state, or local administrative agency pursue any claims on my behalf arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees.

5.	WAIVER AND ACKNOWLEDGEMENT.

I further waive, release, and discharge Releasees from any reinstatement rights which I have or could have and I acknowledge that I have not suffered any on-the-job injury for which I have not already filed a claim.

6.	BREACH OF LETTER AGREEMENT.

I further agree that if I breach any provision of the Letter Agreement, then (a) the Company shall be entitled to apply for and receive an injunction to restrain such breach, (b) the Company shall not be obligated to continue payment of the Letter Agreement benefits to me, and (c) I shall be obligated to pay to the Company its costs and expenses in enforcing the provisions of the Letter Agreement (including court costs, expenses and reasonable legal fees).

7.	ACKNOWLEDGEMENT OF TIME TO CONSIDER AND RIGHT TO CONSULT AN ATTORNEY.

I acknowledge that I have been given at least twenty-one (21) days to consider this Release and Covenant Not to Sue thoroughly and I was encouraged to consult with my personal attorney, at my own expense, if desired, before signing below.

8.	REVOCATION OF RELEASE AND COVENANT NOT TO SUE.

I understand that I may revoke this Release and Covenant Not to Sue within seven (7) days after its signing and that any revocation must be made in writing and submitted within such seven (7) day period to Anne Byerlein at the Company. I further understand that if I revoke this Release and Covenant Not to Sue, I shall not receive the Letter Agreement benefits.

9.	ACKNOWLEDGEMENT OF CONSIDERATION.

I also understand that the Letter Agreement benefits which I will receive in exchange for signing and not later revoking this Release and Covenant Not to Sue are in addition to anything of value to which I already am entitled.

10.	ACKNOWLEDGEMENT OF RELEASE OF CLAIMS.

I FURTHER UNDERSTAND THAT THIS RELEASE AND COVENANT NOT TO SUE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN, SUSPECTED AND UNSUSPECTED CLAIMS TO DATE.

11.	SEVERABILITY.

I acknowledge and agree that if any provision of this Release and Covenant Not to Sue is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Release and Covenant Not to Sue shall continue in full force and effect.

12.	GOVERNING LAW/ARBITRATION OF DISPUTES.

This Release and Covenant Not to Sue shall be interpreted and enforced according to the laws of the Commonwealth of Kentucky, without regard to any conflict of laws provisions, except to the extent superseded by applicable federal law. Except where the Company or any Releasee elects, in its sole discretion, to enforce any provision of the Letter Agreement or this Release and Covenant Not to Sue in state or federal court, I agree promptly, and in any event within ninety (90) days, to resolve any dispute arising out of this Release and Covenant Not to Sue, through binding confidential arbitration conducted in Louisville, Kentucky, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the “AAA”); provided, one neutral arbitrator shall be chosen in accordance with AAA rules to arbitrate any such dispute. I irrevocably consent to such jurisdiction for purposes of the arbitration, and judgment may be entered thereon in any state or federal court in the same manner as if I were a resident of the state or federal district in which said judgment is sought to be entered. Each party shall be responsible for its own legal fees, costs and expenses.

13.	ACKNOWLEDGEMENT OF UNDERSTANDING.

I further acknowledge and agree that I have carefully read and fully understand all of the provisions of this Release and Covenant Not to Sue, that I voluntarily enter into this Release and Covenant Not to Sue by signing below, and that if I choose to do so in less than twenty-one (21) days, I do so of my own free will and without duress or coercion by the Company.

_____________________
David J. Deno

______________________
(Date)
Please return to:
Anne Byerlein
Chief People Officer
YUM! Brands, Inc.
1441 Gardiner Lane
Louisville, KY 40213

ATTACHMENT II

WAIVER AND RELEASE OF ALL CLAIMS AND COVENANT NOT TO SUE
1.	RELEASE.

In consideration for my election to receive the separation pay, continued benefits and continued perquisites following my Leave Commencement Date described in the Letter Agreement of November 17, 2005 (the “Letter Agreement”), I, David J. Deno, on behalf of myself and my heirs, executors, administrators, attorneys and assigns, hereby waive, release and forever discharge YUM! BRANDS, INC. (the “Company”) together with the Company’s subsidiaries, divisions and affiliates, whether direct or indirect, its and their joint ventures and joint venturers (including their respective directors, officers, employees, shareholders, partners and agents, past, present, and future), and each of its and their respective successors and assigns (hereinafter collectively referred to as “Releasees”), from any and all known or unknown actions, causes of action, claims or liabilities of any kind which have or could be asserted against the Releasees arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees and/or any other occurrence up to and including the date of this Release, including but not limited to:

(a)   claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended (the “ADEA”), including the Older Workers Benefit Protection Act, as amended (the “OWBPA”), the Rehabilitation Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, and/or any other federal, state, municipal, or local employment discrimination statutes or ordinances (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, color, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status); and/or

(b)   claims, actions, causes of action or liabilities arising under any other federal, state, municipal, or local statute, law, ordinance or regulation (including, but not limited to, the Employee Retirement Income Security Act, as amended, the Sarbanes-Oxley Act of 2002, and the WARN Act); and/or

(c)   any claims that the Company is in any way obligated for any reason to pay me damages, expenses, litigation costs (including attorneys’ fees), wages, bonuses, severance pay, stock options, long or short term incentive pay, vacation pay, separation pay, termination pay, any type of payments or benefits based on my separation from employment, incentive pay, commissions, disability benefits or sick pay, life insurance, or any other employee benefits of any kind, compensatory damages, punitive damages, and/or interest; and/or

(d)  any other claim whatsoever including, but not limited to, claims based upon breach of contract, wrongful termination, retaliatory discharge, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever arising out of or relating to my employment with and/or separation from employment with the Company and/or any of the other Releasees.

Excluded from this Release and Covenant Not to Sue is any claim or right which cannot be waived by law, including all claims arising after the date of this Release and Covenant Not to Sue.

2.	COVENANT NOT TO SUE.

I also agree never to sue any of the Releasees or become party to a lawsuit on the basis of any claim arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees. Although I am releasing claims that I may have under the OWBPA and ADEA, I understand that I may challenge this covenant not to sue under the ADEA. I also understand that I have the right to file a discrimination charge with a governmental agency, subject to the waiver of my right to any monetary recovery in connection with such a charge as provided in section 4, WAIVER OF RECOVERY.

3.	BREACH OF COVENANT NOT TO SUE.

I further acknowledge and agree that if I breach the provisions of paragraph (2) above, then (a) the Company shall be entitled to apply for and receive an injunction to restrain any violation of paragraph (2) above, (b) the Company shall not be obligated to continue payment of the Letter Agreement benefits to me, (c) I shall be obligated to pay to the Company its costs and expenses in enforcing this Release and Covenant Not to Sue and defending against such lawsuit (including court costs, expenses and reasonable legal fees), and (d) as an alternative to (c), at the Company’s option, I shall be obligated upon demand to repay to the Company all but $100 of the Letter Agreement benefits paid to me. I further agree that the foregoing covenants in this paragraph (3) shall not affect the validity of this Release and Covenant Not to Sue and shall not be deemed to be a penalty nor a forfeiture.

4.	WAIVER OF RECOVERY.

To the extent permitted by law, I further waive my right to any monetary recovery should any federal, state, or local administrative agency pursue any claims on my behalf arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees.

5.	WAIVER AND ACKNOWLEDGEMENT.

I further waive, release, and discharge Releasees from any reinstatement rights which I have or could have and I acknowledge that I have not suffered any on-the-job injury for which I have not already filed a claim.

6.	BREACH OF LETTER AGREEMENT.

I further agree that if I breach any provision of the Letter Agreement, then (a) the Company shall be entitled to apply for and receive an injunction to restrain such breach, (b) the Company shall not be obligated to continue payment of the Letter Agreement benefits to me, and (c) I shall be obligated to pay to the Company its costs and expenses in enforcing the provisions of the Letter Agreement (including court costs, expenses and reasonable legal fees).

7.	ACKNOWLEDGEMENT OF TIME TO CONSIDER AND RIGHT TO CONSULT AN ATTORNEY.

I acknowledge that I have been given at least twenty-one (21) days to consider this Release and Covenant Not to Sue thoroughly and I was encouraged to consult with my personal attorney, at my own expense, if desired, before signing below.

8.	REVOCATION OF RELEASE AND COVENANT NOT TO SUE.

I understand that I may revoke this Release and Covenant Not to Sue within seven (7) days after its signing and that any revocation must be made in writing and submitted within such seven (7) day period to Anne Byerlein at the Company. I further understand that if I revoke this Release and Covenant Not to Sue, I shall not receive the Letter Agreement benefits.

9.	ACKNOWLEDGEMENT OF CONSIDERATION.

I also understand that the Letter Agreement benefits which I will receive in exchange for signing and not later revoking this Release and Covenant Not to Sue are in addition to anything of value to which I already am entitled.

10.	ACKNOWLEDGEMENT OF RELEASE OF CLAIMS.

I FURTHER UNDERSTAND THAT THIS RELEASE AND COVENANT NOT TO SUE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN, SUSPECTED AND UNSUSPECTED CLAIMS TO DATE.

11.	SEVERABILITY.

I acknowledge and agree that if any provision of this Release and Covenant Not to Sue is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Release and Covenant Not to Sue shall continue in full force and effect.

12.	GOVERNING LAW/ARBITRATION OF DISPUTES.

This Release and Covenant Not to Sue shall be interpreted and enforced according to the laws of the Commonwealth of Kentucky, without regard to any conflict of laws provisions, except to the extent superseded by applicable federal law. Except where the Company or any Releasee elects, in its sole discretion, to enforce any provision of the Letter Agreement or this Release and Covenant Not to Sue in state or federal court, I agree promptly, and in any event within ninety (90) days, to resolve any dispute arising out of this Release and Covenant Not to Sue, through binding confidential arbitration conducted in Louisville, Kentucky, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the “AAA”); provided, one neutral arbitrator shall be chosen in accordance with AAA rules to arbitrate any such dispute. I irrevocably consent to such jurisdiction for purposes of the arbitration, and judgment may be entered thereon in any state or federal court in the same manner as if I were a resident of the state or federal district in which said judgment is sought to be entered. Each party shall be responsible for its own legal fees, costs and expenses.

13.	ACKNOWLEDGEMENT OF UNDERSTANDING.

I further acknowledge and agree that I have carefully read and fully understand all of the provisions of this Release and Covenant Not to Sue, that I voluntarily enter into this Release and Covenant Not to Sue by signing below, and that if I choose to do so in less than twenty-one (21) days, I do so of my own free will and without duress or coercion by the Company.

David J. Deno

(Date)

Please return to:
Anne Byerlein
Chief People Officer
YUM! Brands, Inc.
1441 Gardiner Lane
Louisville, KY 40213